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                                                             Exhibit 10.26
                                                             -------------

                                   AGREEMENT

                                    BETWEEN

                         UTG COMMUNICATIONS (EUROPE) AG
                            BAARERSTR. 75,6300 ZUG
                                   AS SELLER

                                      AND

                         UTG COMMUNICATIONS HOLDING AG
                          (AFTERWARDS UTG TELECOM AG)
                            BAARERSTR. 75,6300 ZUG
                                    AS BUYER

PREAMBLE
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The Seller is involved in providing telecom services to different customers in
Europe. The Buyer is willing to buy some assets as the Seller will have another alliance in the telecom area.

1. The purchase price is USD 4,020,300 (Four Million, twenty-thousand, three hundred).

2. The purchase price is paid by compensation of the loan amount of USD 4,538,899 plus interest from January 10, 1997, originating from the existing Loan Agreement. This loan has been made due on November 30, 1997 by the Buyer.

3. The exceeding amount due to the Buyer will be paid later by the Seller or compensated with further services to the Buyer.

4.   The following assets as per statement of November 30, 1997 are sold to the
     Buyer:

     .  VAT receivables min. USD 121,629.
     . All accounts receivable to customers min. USD 724,949 (including allowance for doubtful amounts)
     . Loans to UTG Belgium and Multicom from the Seller min. USD 220,000 plus interest
     . Loans to UTG Network from the Seller at full amount but depreciated entirely and only calculated at USD 1.
     . All equipment, computers, software, furniture and switches in the possession of the Seller at a price of USD 2,670,274, less amortization of USD 867,757, total of USD 1,802,517.
     .  Any deposits of car, PTT and so on is estimated at USD 12,000.
     . Any cash amounts or guarantees of Creditsuisse and UBS to creditors as per November 30, 1997 statements plus increases in the amount of USD 139,204.
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     .  The customer base has been evaluated at USD 1,000,000 and will be sold entirely with all rights.

5. All above assets or receivables are herewith legally sold and the Buyer may notify any parties by return on behalf of the Seller. The Buyer has the right to negotiate with the creditors/lenders and so on and charge differences to the Seller.

6. All assets will be taken over as per December 1, 1997. Any subsequent payments, which have been made to the Seller have to be transferred to the Buyer. Any subsequent receivables from the customer base after above date belong to the Buyer.

7. It is agreed that the Seller will provide further services to the Buyer and will charge these services at rates which have to be negotiated in the future.

8. This agreement may be executed in any number of additional supplementary agreements, if necessary.

9.   The Swiss Code will be applicable.  The place of jurisdiction is ZUG.


UTG Communications Holding AG            UTG Communications (Europe) AG
Afterwards (UTG Telecom AG)

/s/ Ueli Ernst                           /s/ Werner Rusterholz
--------------------------               ---------------------
U. Ernst                                 W. Rusterholz


Dated:  30.12.97                         Dated:  30.12.97
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